UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 28, 2024

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	333-108715	98-0221494
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	COPR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 28, 2024, Idaho Copper Corporation, a Nevada corporation (the “Company”), entered into subscription agreements (each a “Subscription Agreement”) with 23 accredited investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Company offered and sold to the Subscribers in a private placement offering (the “Offering”), a total of 141 units (each, a “Unit” and, collectively, the “Units”), for a purchase price of $12,000 per Unit, and a total purchase price of $1,692,000. Each Unit consists of one (1) share of the Company’s Series A Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and (ii) 62,500 common stock purchase warrants (the “Warrants”). Each share of Preferred Stock converts into 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Warrant entitles the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share. The Company intends to utilize the net proceeds from the sale of the Units in the Offering for working capital and general corporate purposes.

Newbridge Securities Corporation acted as the sole placement agent (the “Placement Agent”) on a best efforts basis pursuant to a Placement Agency Agreement dated September 7, 2023, as amended on December 27, 2023. Pursuant to this agreement, the Placement Agent will receive cash commissions of 10.0% of the gross purchase price of the Units sold. Certain members of Placement Agent participated as investors in the Offering.

Pursuant to the Subscription Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the re-sale of the shares of Common Stock issuable upon the conversion of the Preferred Stock and upon the exercise of the Warrants within 90 business days after the final Closing date. If the Company fails to file a registration statement by such date, the Company shall pay the Subscribers 2.5% of their respective purchase price for each 30 days that the registration statement is not filed, with a maximum of 10%.

The foregoing description of the Subscription Agreement and the Warrants are not complete and is qualified in its entirety by reference to the full text of the forms of Subscription Agreement and the Warrants, copies of which are attached hereto as Exhibits 4.7 and 10.10 to this current report, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of the Units, the Preferred Stock and the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder. The Company relied on these exemptions from registration based in part on the representations made by the Subscribers in the Subscription Agreement. At the time of their issuance, the Units, the Shares and the Warrants were deemed to be restricted securities for purpose of the Securities Act and will bear restrictive legends placed thereon to that effect. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.7	Form of Warrant.
10.10	Form of Subscription Agreement (incorporated by reference to the exhibit to our Form 8-K filed with the SEC on January 17, 2024).
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2024

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Chief Financial Officer